RESTATED APPENDIX A
                             DATED FEBRUARY 2, 2000

The following is a restatement to the existing Appendix A of the Form of Class C of Distribution Pursuant to Rule 12b-1.

Subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, MNIS shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on a maximum annual rate as set forth below, as applied to the average daily net assets of the respective Series.


SERIES                              CLASS  OF  SHARES                    FEE
------                              -----------------                    ---

Small  Cap  Series                         C                         75bp
World  Opportunities  Series               C                         75bp
Blended  Asset  Series  I                  C                         75bp
Blended  Asset  Series  II                 C                         75bp
Maximum  Horizon  Series                   C                         75bp
Defensive  Series                          C                         75bp
Tax  Managed  Series                       C                         75bp
PureMark  Series                           C                         75bp
     (formerly  Socially  Responsible  Series)